Exhibit 16

Marcum llp / 777 S. Figueroa Street / Suite 2900 / Los Angeles, CA 90017 / Phone 310.432.7400 / marcumllp.com March 14, 2025 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Capstone Green Energy Holdings, Inc. under Item 4.01 of its Form 8-K dated March 14, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Capstone Green Energy Holdings, Inc. contained therein. Very truly yours, Marcum LLP